EXHIBIT 10.2

AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) is made and entered into as of December 13, 2005 by and among SRI/SURGICAL EXPRESS, INC., a Florida corporation (the “Borrower”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“LaSalle” and a “Bank”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia,” a “Bank,” and “Collateral Agent”) (LaSalle and Wachovia are collectively, referred together herein as the “Banks’);

W I T N E S S E T H:

WHEREAS, the Borrower and the Banks have made and entered into that certain Second Amended and Restated Credit Agreement, dated as of June 21, 2005 (the “Original Credit Agreement” and, as amended hereby, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, pursuant to the Original Credit Agreement, the Banks have extended to the Borrower loan facilities in the original aggregate principal amount of up to $30,000,000;

WHEREAS, Borrower desires to purchase its existing headquarters facility located at 12425 Race Track Road, Tampa, Florida 33626 and requests term loans in the aggregate principal amount of $4,762,500 from the Banks;

WHEREAS, the Borrower desires to amend certain provisions of the Credit Agreement, and the Banks are willing to agree to the same on the terms and conditions set forth herein;

NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

Amendments to Loan Agreement

Section 1.1 Definition Amendments. The definitions Section 1.1 of the Original Credit Agreement are hereby amended by inserting the following defined terms as follows:

“Amendment to this Agreement” means the Amendment to the Second Amended and Restated Credit Agreement, dated June 21, 2005, by and among the Borrower, LaSalle and Wachovia.

“Headquarters Property” means the property currently leased by Borrower at 12425 Race Track Road, Tampa, Florida 33626 and to be purchased by Borrower with the proceeds of the Term Loan.

“Term Loan” has the meaning set forth in Section 2.5 hereof.

“Term Loan Amount” means the lesser of (i) $4,762,500 or (ii) 75% of the appraised value of the Headquarters Property, as determined by Collateral Agent in its sole discretion upon receipt by Collateral Agent of an MAI appraisal in conformity with applicable regulatory requirements and otherwise satisfactory to Collateral Agent in its sole discretion.

“Term Notes” have the meaning set forth in Section 2.6 hereof.

Section 1.2 Section 2.5(i) Amendment. Section 2.5(i) of the Original Credit Agreement is hereby amended by deleting the defined term “Loans” therein. Such term shall be redefined as set forth in Section 1.3 hereof.

Section 1.3 Section 2.5 Amendment. Section 2.5 of the Original Credit Agreement is hereby amended by adding the following subsection (iii) to the end of such Section 2.5 as follows:

“(iii) Banks agree, on terms and conditions, set forth in Section 2.4 of the Amendment to this Agreement, to make a term loan to Borrower in an amount equal to the Term Loan Amount in a single advance (each a “Term Loan” and together with the Revolving Loans, the “Loans”). Once repaid, principal of the Term Loan cannot be reborrowed.”

Section 1.4 Section 2.6 Amendment. Section 2.6 of the Original Credit Agreement is hereby deleted in its entirety and replaced in lieu thereof as follows:

“Section 2.6 Promissory Notes.

(a) The Revolving Loans shall be evidenced by and payable in accordance with the terms of two promissory notes in aggregate face amount of the applicable Maximum Revolving Loan Amounts dated of even date herewith (as amended, modified, supplement, restated or renewed from time to time, the “Revolving Notes”).

(b) The Term Loans shall be evidenced by and payable in accordance with the terms of two promissory notes in the aggregate face amount of the Term Loan Amount dated as of the date of the Amendment to this Agreement (as amended, modified, supplement, restated or renewed from time to time, the “Term Notes” and together with the Revolving Notes, the “Notes”).”

Section 1.5 Section 2.7 Amendment. Section 2.7 of the Original Credit Agreement is hereby deleted in its entirety and replaced in lieu thereof as follows:

“Section 2.7 Repayment of Loans.

(a) Each Revolving Loan shall be repayable in accordance with the terms thereof and of the applicable Revolving Note. To the extent that the aggregate amount of all Advances (including the face amount of all outstanding Standby Letters of Credit) exceeds the Maximum Revolving Loan Amounts, the amount of such excess will be paid immediately to the applicable Bank upon such Bank’s demand.

(b) Each Term Loan shall be repayable in accordance with the terms hereof and of the Term Notes.”

ARTICLE 2.

Conditions to Effectiveness

Section 2.1 Conditions. The amendments to the Credit Agreement set forth in this Amendment shall become effective as of the date first above written (the “Effective Date”) after all of the conditions set forth in Sections 2.2 through 2.6 hereof shall have been satisfied.

Section 2.2 Execution of Amendment. This Amendment shall have been executed and delivered by the Borrower.

Section 2.3 Execution of Term Notes. The Term Notes shall have been executed and delivered by the Borrower.

Section 2.4 Conditions Precedent to Term Loans. The following conditions, in addition to any other requirements set forth in this Amendment, shall have been met or performed by the date the Term Loans are extended, and the extension of the Term Loans shall be deemed to be a representation that all such conditions have been satisfied:

(a) No Default. No Default or Event of Default shall have occurred and be continuing or could occur upon the making of the Term Loans.

(b) Correctness of Representations. All representations and warranties made by Borrower in the Original Credit Agreement or otherwise in writing in connection with this Amendment shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the date the Term Loans are extended.

(c) No Adverse Change. There shall have been no change which could have a Material Adverse Effect on the condition, financial or otherwise, of Borrower or any Subsidiary from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.

(d) Term Loan Documents. Borrower shall have executed and delivered the following Loan Documents in form and substance satisfactory to the Banks with respect to the Term Loans:

(i)	The Term Notes;

(ii)	a first lien Mortgage, Assignment of Leases and Rents and Security Agreement;

(iii)	an Environmental Compliance and Indemnity Agreement;

(iv)	a Title Affidavit;

(v)	an Anti-Coercion Statement;

(vi)	a legal opinion of Borrower’s legal counsel addressed to Banks; and

(vii)	a Closing Memorandum.

(e) Appraisal. Collateral Agent shall have received an MAI appraisal of the Headquarters Property demonstrating that the proposed Term Loan Amount does not exceed 75% of the appraised value of the Headquarters Property, which appraisal shall be in form and substance satisfactory in its sole discretion.

(f) Perfection of Liens. UCC-1 fixture financing statements naming Borrower as debtor and Collateral Agent as secured party covering the Collateral applicable to the Headquarters Property shall duly have been recorded or filed in the real property records of the county in which the Headquarters Property is located and at the Secretary of State’s UCC filing office; and all taxes, fees and other charges in connection with the execution, delivery and filing of financing statements shall duly have been paid.

(g) Insurance. Borrower shall have delivered to Collateral Agent satisfactory evidence of insurance for such Headquarters Property meeting the requirements of Section 5.3 of the Original Credit Agreement.

(h) Acquisition Documents. Borrower shall have provided to Collateral Agent a copy of the purchase contract for the Headquarters Property site, as well as copies of the warranty deed and settlement statement with respect to the acquisition thereof.

(i) Survey. Borrower shall have delivered to Collateral Agent for such Headquarters Property site an original sealed, current ALTA survey of the Headquarters Property site prepared for Collateral Agent, the title company and Borrower, certified by a registered land surveyor to be a true and accurate representation of, for the Headquarters Property site: (i) the location of its perimeter by courses and distances; (ii) all locatable easements and rights of way and the recording information thereof; (iii) any established building lines; (iv) line of streets abutting it and the width thereof; (v) encroachments, and the extent thereof, (vi) all improvements, and the relation of the improvements by distances to its perimeter; (vii) if it is described as being on a filed map, a legend relating the survey to said map; and (viii) is acceptable for the purpose of removing those survey and other applicable exceptions contained in the standard American Land Title Association mortgagee title insurance policy that are typically removed in commercial real estate transactions in jurisdiction in which the Headquarters Property is located.

(j) Title Policy. Borrower shall have delivered to Collateral Agent a mortgagee’s title insurance policy, or a commitment for a mortgagee’s title insurance policy marked to show presently effective insurance, that (i) is in an amount not less than the Term Loan Amount, (ii) shows all conditions to the issuance of such policy as satisfied, (iii) deletes all standard exceptions, other than for the current year’s taxes, that are typically removed in commercial real estate transactions in the jurisdiction in which the Headquarters Property is located, (iv) provides a Florida Form-9 endorsement and any other endorsements required by Collateral Agent, and (v) lists no exceptions for any Liens or other Debt, and with any other exceptions to title meeting the requirements of clause (e) of the definition of Permitted Liens herein.

(k) Zoning. Borrower shall have delivered to Collateral Agent evidence of the proper zoning designation for the Headquarters Property site, the permitted uses of the Headquarters Property site under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks.

(l) Environmental Assessment. Borrower shall have delivered to Collateral Agent a 1997 Phase I environmental site assessment for the Headquarters Property, which shall be in form and substance satisfactory to Collateral Agent in its sole discretion.

(m) Flood Certification. Collateral Agent shall have ordered and obtained, at Borrower’s expense, a Flood Hazard Certificate for the Headquarters Property site, which certificate shall show that the proposed improvements on the property will not be located in a Special Flood Hazard Area.

(n) Limitations Not Exceeded. The proposed principal amount of the Term Loans shall not exceed the Term Loan Amount.

(o) Fees; Taxes, Expenses. Borrower shall have paid, or provision shall have been made for Borrower’s payment of, all fees and expenses associated with the Term Loans, including any applicable documentary stamp and intangibles taxes and all fees and expenses of Banks’ counsel or counsels.

(p) Further Assurances. Borrower shall have delivered such further documentation or assurances as Banks may reasonably require.

Section 2.5 Other Items. The Bank shall have received counterparts of each of the following, in form, scope and substance satisfactory to the Bank:

(a) Secretarial and Incumbency Certificate from the Borrower and corporate Guarantors; and

(b) Any other certificate or agreement required by Banks or Collateral Agent necessary to effectuate the Term Loans and the Loan Documents contemplated therewith.

Section 2.6 Representations and Warranties. (a) As of the Effective Date, the representations and warranties set forth in the Credit Agreement, and the representations and warranties set forth in each of the Loan Documents, shall be true and correct in all material respects; and (b) as of the Effective Date, no Defaults or Events of Default shall have occurred and be continuing.

ARTICLE 3.

Miscellaneous

Section 3.1 Entire Agreement; No Novation or Release. This Amendment, together with the Loan Documents, as in effect on the Effective Date, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Credit Agreement or any other Loan Document. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.

Section 3.2 Fees and Expenses. All fees and expenses of the Banks incurred in connection with the issuance, preparation and closing of the transactions contemplated hereby shall be payable by the Borrower promptly upon the submission of the bill therefor. If the Borrower shall fail to promptly pay such bill, the Bank is authorized to pay such bill through an advance of funds under the Term Loans.

Section 3.3 Choice of Law; Successors and Assigns. This Amendment shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of Florida. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

WITNESS the hand and seal of each of the undersigned as of the date first written above.

BANKS:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/S/ TIMOTHY J. COOP
Timothy J. Coop
Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/S/ KIMBERLY BRUCE
Kimberly Bruce
First Vice President

AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/S/ TIMOTHY J. COOP
Timothy J. Coop
Senior Vice President

BORROWER:

SRI/SURGICAL EXPRESS, INC., a Florida corporation

By:	/S/ WALLACE D. RUIZ
Wally Ruiz
Sr. Vice President and CFO

[SEAL]